SECURITIES AND EXCHANGE COMMISSION
Washington, DC 10549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: November 17, 2004

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant’s telephone number,
including area code:
(616) 527-9450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)

Effective January 1, 2005, Charles C. Van Loan, the current President and Chief Executive Officer of Independent Bank Corporation (the “Corporation”), will retire from the offices of President and Chief Executive Officer and will assume the role of Chairman of the Corporation’s Board of Directors.

(c)

Michael M. Magee Jr. has been appointed as the Corporation’s President and Chief Executive Officer, effective January 1, 2005. Mr. Magee is 48 years old and is currently the Chief Operating Officer of the Corporation, a position he has held since February of 2004. There is no arrangement or understanding between Mr. Magee and any other person pursuant to which he was or is to be selected as an officer of the Corporation. Mr. Magee is not related to any other executive officer or director of the Corporation nor any person nominated or chosen by the Corporation to become a director or executive officer.

During the past five years, prior to serving as the Corporation’s Chief Operating Officer, Mr. Magee served as President and Chief Executive Officer of Independent Bank, a wholly-owned subsidiary bank of the Corporation chartered under Michigan law. Independent Bank provides a wide range of banking services to businesses and consumers.

(d)

Effective November 17, 2004, Stephen L. Gulis Jr. was appointed to the Corporation’s Board of Directors. There is no arrangement or understanding between Mr. Gulis and any other person pursuant to which he was selected as a director of the Corporation. Mr. Gulis has also been appointed to the Audit Committee of the Corporation’s Board of Directors. Except as disclosed below, there have been no transactions since January 1, 2004, nor are there any currently proposed transactions, in which the amount involved exceeds $60,000 and in which Mr. Gulis had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Michael M. Magee Jr. has been appointed to the Corporation’s Board of Directors effective January 1, 2005. There is no arrangement or understanding between Mr. Magee and any other person pursuant to which he was selected as a director of the Corporation. Mr. Magee has not been appointed to any committees of the Corporation’s Board of Directors. He may be appointed to serve as a member of a committee in the future, although there are no plans for any such appointment as of the filing of this Form 8-K. Except as disclosed below, there have been no transactions since January 1, 2004, nor are there any currently proposed transactions, to which the Corporation or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Magee had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Gulis and Mr. Magee may be customers of our subsidiaries and may have had transactions with our subsidiaries in the ordinary course of business during 2004. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, do not involve an unusual risk of collectibility or present other unfavorable features, and were made in compliance with applicable banking regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 23, 2004	INDEPENDENT BANK CORPORATION (Registrant) By /s/ Robert N. Shuster Robert N. Shuster Chief Financial Officer